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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 333-00775) and related Prospectus of InnoServ Technologies, Inc. for the registration of 2,026,438 shares of its common stock and to the incorporation by reference therein of our report dated July 24, 1996, with respect to the consolidated financial statements and schedule of InnoServ Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 1996, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Fort Worth, Texas
September 5, 1996